EXHIBIT 99.1

HARDINGE STOCKHOLDERS APPROVE MERGER WITH PRIVET

Elmira, N.Y., May 22, 2018 — Hardinge Inc. (NASDAQ:HDNG) (“Hardinge” or the “Company”) a leading international provider of advanced metal-cutting solutions and accessories, today announced that Hardinge shareholders voted at a special meeting of shareholders held today to adopt the Agreement and Plan of Merger, dated as of February 12, 2018 (the “Merger Agreement”), by and among the Company, Hardinge Holdings, LLC, a Delaware limited liability company (“Parent”), and Hardinge Merger Sub, Inc., a New York corporation and a direct wholly owned subsidiary of Parent (“Acquisition Sub”), pursuant to which Acquisition Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Acquisition Sub are beneficially owned by affiliates of Privet Fund Management LLC and Privet Fund LP (collectively, “Privet”).

Based on a tabulation of the stockholder vote, approximately 98.91% of all votes cast, which represents approximately 78.36% of all outstanding shares on April 16, 2018, the record date for the special meeting, were voted in favor of the merger.  Hardinge shareholders also approved the proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger.

Under the terms of the Merger Agreement, Hardinge shareholders (other than Privet Fund LP) will receive $18.50 per share in cash at the closing of the Merger.  The Merger is expected to be completed on or about May 25, 2018, subject to customary closing conditions.  Shares of Hardinge common stock will be delisted from NASDAQ upon completion of the Merger.

About Privet Fund Management LLC

Privet Fund Management LLC is a private investment firm focused on investing in and partnering with small capitalization companies. The firm has flexible, long-term capital with the ability to effectuate investments across all levels of the capital structure, including going-private transactions. Privet was founded in 2007 and is based in Atlanta, GA.

About Hardinge

Hardinge is a leading global designer and manufacturer of high precision, computer-controlled machine tool solutions developed for critical, hard-to-machine metal parts, and of technologically advanced workholding accessories. The Company’s strategy is to leverage its global brand strength to further penetrate global market opportunities where customers will benefit from the technologically advanced, high quality, reliable products Hardinge produces. With approximately two-thirds of its sales outside of North America, Hardinge serves the worldwide metal working market. Hardinge’s machine tool and accessory solutions can also be found in a broad base of industries to include aerospace, agricultural, automotive, construction, consumer products, defense, energy, medical, technology, and transportation.

Hardinge applies its engineering design and manufacturing expertise in high performance machining centers, high-end cylindrical and jig grinding machines, SUPER-PRECISION® and precision CNC lathes, and technologically advanced workholding accessories. Hardinge has manufacturing operations in China, France, Germany, India, Switzerland, Taiwan, the United Kingdom, and the United States.

The Company regularly posts information on its website: http://www.hardinge.com.

For more information contact:

Company:

Douglas J. Malone

Chief Financial Officer

Phone: (607) 378-4140

Investor Relations:

Deborah K. Pawlowski, Kei Advisors LLC

Phone: (716) 843-3908

Email: dpawlowski@keiadvisors.com

Safe Harbor Statement

This news release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Such statements are based on management’s current expectations that involve risks and uncertainties. Any statements that are not statements of historical fact or that are about future events may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. The Company’s actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements.

Certain factors could cause actual results to differ from those anticipated in the forward-looking statements in this release, including the possibility that the proposed transaction with Privet is delayed or does not close, including due to litigation in respect of the Merger, the taking of governmental action (including the passage of legislation) to block the transaction, the failure of Privet to obtain the equity and debt financing or other funds required to finance the transaction, or the failure of other closing conditions, disruptions of our business as a result of the announcement and pursuit of the Merger, the possibility that the expected financial impacts will not be realized, or will not be realized within the expected time period, including as a result of fluctuations in the machine tool business, the cyclical nature of our markets, changes in general economic conditions in the U.S. or internationally, the mix of products sold and the profit margins thereon, the relative success of our entry into new product and geographic markets, our ability to manage our operating costs and announced cost reduction initiatives, product liability claims, work stoppages or other labor issues, our ability to execute on our previously announced real estate sale and other restructuring activities, actions taken by customers such as order cancellations or reduced bookings by customers or distributors, competitors’ actions such as price discounting or new product introductions, governmental regulations and environmental matters, loss of key management or other personnel, failure of operating equipment or information technology infrastructure, changes in the availability and cost of materials and supplies, the implementation of new technologies and currency fluctuations, and other risks and factors described in our quarterly reports on Form 10-Q and annual reports on Form 10-K and in our other filings with the Securities and Exchange Commission or in materials incorporated therein by reference.

The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.